                                                                   EXHIBIT 10(C)

                     [MERRILL LYNCH LIFE INSURANCE COMPANY]

                       CONSENT OF BARRY G. SKOLNICK, ESQ.

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through Merrill Lynch Life Variable Annuity Separate Account A of Merrill Lynch Life Insurance Company, File No. 333-118362.

                                          By:  /s/ BARRY G. SKOLNICK, ESQ.
                                            ------------------------------------
                                                  Barry G. Skolnick, Esq.
                                             Senior Vice President and General
                                                           Counsel

April 25, 2005